UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2017

This Supplement is dated April 20, 2017

The following information supplements the proxy statement (the “Proxy Statement”) of Sun Bancorp, Inc. (the “Company”), dated March 30, 2017, furnished to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for the 2017 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). This supplement to the Proxy Statement (the “Supplement”) should be read in conjunction with the Proxy Statement and the Notice of Annual Meeting of Shareholders that accompanied the Proxy Statement, as filed with the Securities and Exchange Commission on March 30, 2017. The Company will not distribute, and shareholders do not need to sign, new proxy cards for the Annual Meeting. Proxy cards received with direction on Proposal 1, Election of Directors, will be voted as directed. All capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.

Supplemental Disclosure

The following disclosure supplements the first full paragraph on page 6 of the Proxy Statement in the section entitled “Proposal 1 – Election of Directors” and note 1 to the table appearing on pages 6 and 7 of the Proxy Statement as follows:

On March 28, 2017, the Board of Directors elected James B. Lockhart III as a director of the Company, subject to the Company receiving regulatory approval by the Federal Reserve Board under the Depository Institution Management Interlocks Act (the “Interlocks Act”). Such approval was required due to Mr. Lockhart’s current service as a director of Cascade Bancorp and its wholly-owned subsidiary, Bank of the Cascades, Bend, Oregon. Mr. Lockhart had previously received approval by the Office of the Comptroller of the Currency (“OCC”) pursuant to the Interlocks Act to serve as a director of the Bank. Mr. Lockhart is listed in the Proxy Statement as a director nominee under Proposal 1, subject to receipt of the applicable regulatory approval by the Federal Reserve Board. On April 14, 2017, the Company received such approval from the Federal Reserve Board under the Interlocks Act, at which time Mr. Lockhart’s election to the Board of Directors of the Company and the Board of Directors of the Bank was effective without any further corporate action. Mr. Lockhart’s term expires at the Annual Meeting. Mr. Lockhart’s nomination for re-election at the Annual Meeting also is no longer subject to any contingencies. As with the other director nominees of the Company, Mr. Lockhart has been nominated for re-election at the Annual Meeting to serve for a one year term. The Board of Directors knows of no reason why Mr. Lockhart would be unable to serve if re-elected.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Shareholders

to be Held on May 11, 2017at 9:30 a.m.

The Proxy Statement, this Supplement and the 2016 Annual Report to Shareholders are available for review on the Internet at www.envisionreports.com/SNBC.